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                                                                   EXHIBIT 10.18

                      HOURLY EMPLOYEE CONVERSION AGREEMENT

         This Agreement relating to certain employment and labor matters and employee benefit plans ("Hourly Employee Conversion Agreement") dated effective as of December 22, 2003 is made and entered into by and among Visteon Corporation, a Delaware corporation ("Visteon") and Ford Motor Company, a Delaware corporation ("Ford").

                                    RECITALS

         1. Visteon employs directly approximately 584 U.S. hourly employees ("Visteon Employees") who are engaged in the business of manufacturing and assembling automotive parts and services ("Visteon Business").

         2. The Visteon Employees are represented by the International Union, United Automobile Aerospace and Agricultural Implement Workers of America, UAW and its affiliated Locals 228, 400, 600, 723, 737, 845, 849, 892,
898, 1111, 1216, and 1895 (collectively, "UAW" or the "Union") and are covered under the terms and conditions of the Visteon-UAW Collective Bargaining Agreement dated June 29, 2000, and any extensions or successor agreements and various local agreements by and between Visteon and the UAW ("Visteon CBA").

         3. Pursuant to the terms of a Memorandum of Understanding dated as of September 15, 2003 by and between the UAW, Ford and Visteon, the Parties thereto agreed that all Visteon Employees hired during the term of the 1999-2003 UAW-Ford Collective Bargaining Agreement would be deemed to be "Ford Employees" and would be covered in all respects by successive UAW-Ford National Agreements so long as they remain Ford Employees and during their retirement.

         4. Accordingly, the Parties desire that Visteon transfer to Ford the Visteon Employees as of the Transition Date as hereafter defined and the Transferred Employees shall become immediately subject to the terms and conditions of the collective bargaining agreement effective as of September 15, 2003 by and between Ford and the UAW ("Ford CBA").

         5. Pursuant to the terms of the Amended and Restated Hourly Employee Assignment Agreement dated as of April 1, 2000 by and between Visteon and Ford, and as such agreement may be further amended ("Assignment Agreement"), the Visteon Employees will be assigned to work in the Visteon Business unless otherwise deployed by Ford. If assigned to Visteon, Transferred Employees will be considered "Ford Assigned Employees" as defined in the Assignment Agreement or as defined in any amendments, whether now or in the future, to such Agreement.

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                                     - 2 -

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

         Unless otherwise defined herein, the capitalized terms used herein shall have the following meanings:

         1.01     "EMPLOYEE CENSUS" shall mean the employee census described in
                  Section 2.01.

         1.02 "GOVERNANCE COUNCIL" shall mean the governance council established pursuant to Section 6 of the Relationship Agreement between Ford and Visteon to be dated subsequent to the date of this Agreement, or if not executed, the Governance Council shall mean those persons with decision-making authority regarding the dispute.

         1.03 "INSURANCE CONVERSION DATE" shall mean January 1, 2004, at 12:01 a.m.

         1.04     "TRANSFERRED EMPLOYEES" SHALL MEAN

                  (i) Active Visteon Employees as defined in Section 1.06(i) who are transferred to Ford pursuant to the terms hereof and who are at work on the day immediately prior to the Transition Date including those on contractual paid time off (i.e., Jury Duty Pay, Bereavement Pay, Short Term Military Pay, Vacation Pay and Paid Holiday);

                  (ii) Inactive Visteon Employees as defined in Section 1.06(ii) who are transferred pursuant to the terms hereof, whether or not they return to active employment;

                  (iii) Visteon Employees who have a break in seniority but who are subsequently restored to seniority, with or without filing a grievance, shall be included as a Transferred Employee on the date such seniority is restored, and the Insurance Conversion Date shall be the first of the month following the date seniority is restored; and

         1.05 "TRANSITION DATE" shall mean December 22, 2003, or such other time as provided under the terms of this Agreement with respect to an individual employee.

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                                     - 3 -

         1.06     "VISTEON EMPLOYEES" SHALL MEAN

                  (i) U.S. persons represented by the Union, who have seniority status under the Visteon CBA as of the day immediately prior to the Transition Date, who are full-time employees, and who are actively at work at Visteon on the day immediately prior to the Transition Date including those on contractual paid time off with reinstatement rights (i.e., Jury Duty Pay, Bereavement Pay, Short Term Military Pay, Vacation, Paid Holiday), and those on reduced or alternate work schedules ("Active Visteon Employees"); and

                  (ii) U.S. persons represented by the Union on full time status who are not at work at Visteon the day immediately prior to the Transition Date but who have retained seniority status under the Visteon CBA and who, under the terms of the Visteon CBA, are entitled to reinstatement on return to employment, including those on leave of absence, layoff status, workers' compensation leave or long term disability leave ("Inactive Visteon Employees"). For avoidance of doubt, Inactive Visteon Employees shall not include Visteon employees without reinstatement rights such as former Visteon employees who have terminated service by quit, death or probationary layoff.

                                   ARTICLE II

                            EMPLOYMENT RESPONSIBILITY

         2.01     EMPLOYEE CENSUS.

         An employee census is attached as Schedule 2.01 ("Employee Census"). The Employee Census sets forth:

         (i) a list of all Active Visteon Employees by name and social security number;

         (ii) a list of all Inactive Visteon Employees by name and social security number;

         (iii)    the job classification of each Visteon Active or Inactive
                  Employee;

         (iv) the Visteon Service Date of each Visteon Active or Inactive Employee;

         (v) the wage rate applicable to each Visteon Active or Inactive Employee; and

         (vi) the reason for any absence of any Visteon Inactive Employee and the date any leave expires.

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                                     - 4 -

         Visteon shall revise the Employee Census as of the Transition Date to reflect any applicable changes. The revised Employee Census shall be delivered to Ford within ten days of the Transition Date.

         2.02     EMPLOYMENT TRANSFER AND TERMS OF EMPLOYMENT.

         Visteon shall transfer the employment of Visteon Employees to Ford effective as of the Transition Date and such employees shall become Transferred Employees effective on the Transition Date. On such date, the Transferred Employees shall be subject to the terms and conditions of the Ford CBA.

         2.03     SENIORITY.

         Ford shall recognize Visteon seniority under the Visteon CBA earned as of the Transition Date as if such seniority were seniority under the Ford CBA. Ford shall recognize Visteon service for all purposes under the Ford- UAW benefit plans as if such service were Ford service, assuming Ford receives appropriate benefit asset transfers from Visteon as described in Article III.

         2.04     TRANSPARENCY.

         Except as otherwise provided in this Agreement, for all purposes under the Ford CBA, Ford shall recognize the Transferred Employee's employment history at Visteon, including, but not limited to attendance, discipline, vacation records and all other types of employment records or transactions with respect to a Transferred Employee, as if the Transferred Employee had been covered under the Ford CBA since the date of hire at Visteon.

         2.05     GRIEVANCES.

         All unresolved grievances pertaining to Visteon Employees as of the Transition Date shall be processed to conclusion under the terms of the Visteon CBA. Ford and Visteon shall consult with each other concerning cases that may establish precedents with respect to the interpretation of each other's collective bargaining agreements. A former Visteon employee who filed a grievance over a discharge prior to the Transition Date and who is ultimately reinstated to work pursuant to the Visteon grievance procedure after the Transition Date shall be reinstated as a Transferred Employee. The Insurance Conversion Date for such an employee shall be the first day of the month following the reinstatement date. While the grievance is pending, Visteon shall retain full responsibility for such former Visteon employee for all purposes to the extent provided in the Visteon CBA.

         2.06     JOINT PROGRAMS.

         Any local training fund balances accrued under the Visteon CBA as of the Transition Date shall continue to be used for the employees of the plant, regardless of whether they are Transferred Employees, employees of Ford assigned to Visteon under the Assignment Agreement or employees hired by Visteon after the Transition Date (to

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                                     - 5 -

the extent permitted under any applicable CBA), as agreed by the UAW-Ford NEDTEC Joint Governing Body.

         2.07     EMPLOYMENT AND MEDICAL RECORDS.

                  (a) EMPLOYMENT RECORDS. Visteon shall transfer to Ford any employment records of any kind related to the Transferred Employees as soon as practicable after the Transition Date. To the extent that any state law requires employee consent to such transfer, the Parties shall use their respective best efforts to obtain employee consent to such transfer. Employee records shall remain in the physical custody of the appropriate Visteon hourly labor supervisors at the plants where the Visteon Employees are assigned to work as of the Transition Date. In the event a Transferred Employee is reassigned to a non-Visteon location, Visteon shall cause the employment records to be transferred to the receiving location as soon as practicable following the reassignment.

                  (b) MEDICAL RECORDS. For purposes of this Section (b), a "medical record" shall include, but is not limited to, reports, histories and physicals, progress notes, and other patient information (e.g., x-rays and x-ray readings, medical surveillance examinations, laboratory reports, operative reports, consultations, etc.). The medical record may be maintained in hard copy and/or on computerized systems.

                           Visteon confirms that all Visteon Employees received a post-offer preplacement health assessment prior to hire at Visteon and that the assessment, the equivalent of a Ford post-offer preplacement screen, included the following: Medical history, height, weight, blood pressure, pulse, full visual acuity, urine testing for sugar and albumin, urine drug testing and physical examination. Ford shall not require a post-offer pre-placement screen for a Transferred Employee.

                           Visteon shall conduct exit health assessments for all Transferred Employees enrolled in a medical surveillance program prior to the Transferred Employee leaving the Visteon facility to return to a Ford facility. Transferred Employees whose most recent assessments were conducted more than six months before the date of return to the Ford facility shall be given an exit health assessment for the medical surveillance program(s) that they were enrolled in.

                           For the period that the Transferred Employee continues to work at the Visteon facility, the medical record will be retained at the Visteon location but Ford shall have access to such record as

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                                     - 6 -

                           reasonably required. If the Transferred Employee transfers from a Visteon location to a Ford location after the Transition Date, the Visteon location will retain the original medical record. Visteon will copy the entire medical record that is hard copy and send to Ford within thirty (30) days of the transfer. Ford will incur any reasonable costs associated with the copying and mailing of the medical record. In addition, upon request of the Ford location, Visteon will provide Ford with a copy of the computerized record if available. Ford will incur any reasonable costs associated with the copying and mailing of the computerized medical record.

                                  ARTICLE III

                             EMPLOYEE BENEFIT PLANS

         3.01     DEFINED BENEFIT PENSION PLANS.

                  (a)      FORD-UAW RETIREMENT PLAN.

                           The Ford-UAW Retirement Plan shall provide retirement benefits for credited service on or after the Transition Date for Transferred Employees subject to the following:

                           (i) For purposes of determining vesting and eligibility for benefits, service credited under the Visteon-UAW Retirement Plan shall be recognized under the Ford-UAW Retirement Plan; and

                           (ii) Subject to receipt of the asset transfer described below, the Ford-UAW Retirement Plan shall pay a benefit related to service with Visteon prior to the Transition Date.

                           After the Transition Date, Transferred Employees shall participate in the Ford-UAW Retirement Plan and shall accrue the same benefits for service as those other Ford hourly employees represented by the UAW who participate in the Ford-UAW Retirement Plan.

                  (b) LIABILITY AND ASSET TRANSFERS FROM THE VISTEON-UAW RETIREMENT PLAN TO THE FORD-UAW RETIREMENT PLAN.

                           (i) Visteon and Ford shall take such steps that are necessary to transfer to the Ford-UAW Retirement Plan any credited service and benefits accrued under the Visteon-UAW Retirement Plan with respect to a Transferred Employee to the date immediately prior to the Transition Date to the extent permitted by law provided the Ford-UAW Retirement Plan and the Visteon-UAW Retirement Plan each respectively retain their tax-qualified status after the

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                                     - 7 -

                                    transfer and the Ford-UAW Retirement Plan is not required to be amended to provide for any additional benefit rights or features not currently contained in the Ford-UAW Retirement Plan, except as specifically provided in this Section. Visteon shall amend the Visteon-UAW Retirement Plan to vest Transferred Employees in 100% of their benefits accrued under the Visteon-UAW Retirement Plan prior to the transfer of liabilities and assets to the Ford-UAW Retirement Plan as described in this subparagraph (b). Ford shall amend the Ford-UAW Retirement Plan, subject to Union approval, to provide that credited service under the Visteon-UAW Retirement Plan with respect to a Transferred Employee shall be treated for all purposes as Ford-UAW Retirement Plan credited service. Future service shall be accrued under the Ford-UAW Retirement Plan. A Transferred Employee shall not be treated as having a separation from employment for purposes of the Visteon-UAW Retirement Plan or the Ford-UAW Retirement Plan and shall not be entitled to an immediate distribution of plan benefits solely because of the employment transfer.

                           (ii)     As soon as practicable after the latest of
                                    (A) the date on which the PBO Value is
                                    determined and verified pursuant to (iii) below, (B) the expiration of thirty days following the filing, if required, of Form 5310 with the IRS and PBGC in respect of the Ford-UAW Retirement Plan and the Visteon-UAW Retirement Plan ("Asset Transfer Date"), Visteon shall cause the trustee of the Visteon-UAW Retirement Plan to transfer assets to the Ford-UAW Retirement Plan in an amount equal to the PBO Value as determined in (iii) below. The assets shall consist of cash or cash equivalents, or marketable securities, and shall include interest from the Transition Date until the Asset Transfer Date at the 90 day Treasury Bill rate on a bond equivalent yield in effect on the last business day of the month immediately preceding the Payment Date, as quoted in the Wall Street Journal.

                           (iii) As of a date mutually agreed by Visteon and Ford ("Valuation Date"), in respect of each Transferred Employee then a participant in the Visteon-UAW Retirement Plan, the Visteon Actuary shall measure the projected benefit obligation, as defined in SFAS No. 87, of the liabilities related to the Transferred Employees as of the Transition Date ("Transferred Employee PBO Value" or "PBO Value") in accordance with the principles stated below:

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                                     - 8 -

                                    (A)      The present value of liabilities
                                             will be determined under SFAS No.
                                             87 as the projected benefit
                                             obligation, using the actuarial
                                             assumptions and methods that are
                                             published in the most recent
                                             actuarial valuation for accounting
                                             purposes adjusted to reflect
                                             current condition (e.g. accelerated
                                             vesting) not reflected in the most
                                             recent valuation for the
                                             Visteon-UAW Retirement Plan
                                             prepared by Towers Perrin; and

                                    (B)      A discount rate as of the
                                             Transition Date equal to the annual
                                             effective yield equivalent to the
                                             nominal semi-annual yield published
                                             by Moody's Investors Service at
                                             www.Moodys.com for its AA
                                             Corporate Bond Index, rounded to
                                             the nearest 1/4%, provided such
                                             rate is a reasonable proxy for the
                                             Ford SFAS 87 discount rate for the
                                             Ford-UAW Retirement Plan in effect
                                             as of the Valuation Date. If such
                                             rate is not a reasonable proxy as
                                             determined solely by Ford, then the
                                             Visteon Actuary and the Ford
                                             Actuary shall determine an
                                             acceptable discount rate no later
                                             than thirty days after the
                                             Transition Date.

                                    In no event shall the PBO Value as
                                    calculated on the basis described above
                                    result in an asset transfer less than the amount necessary to reflect the requirements of the provisions of Code Section 411(d) and 414(1) and the Treasury Regulations issued thereunder and the actuarial methods and assumptions established by the PBGC with respect to spin-offs of pension plans where liabilities, for purposes of Code Section 411(d) and 414(1), are calculated using a discount rate or rates and other assumption specified by the PBGC and in effect for plans terminating on the Valuation Date. The determination of the PBO Value by the Visteon Actuary shall be submitted to the Ford Actuary for verification but such verification shall relate only to the calculation of the PBO Value on the basis set forth above. If the Visteon Actuary and the Ford Actuary are unable to agree on a verification, Visteon and Ford shall jointly designate a third independent actuary whose verification shall be final and binding. Ford and Visteon shall each pay one-half of the costs of such third actuary.

                           (iv)     Assets transferred pursuant to this Section
                                    3.01 shall increase the balance of the
                                    Visteon Pension Account described in Section
                                    1.1 of Attachment A to the Assignment
                                    Agreement. If a Transferred Employee
                                    thereafter ceases to be a Ford Assigned
                                    Employee as

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                                     - 9 -

                                    defined in the Assignment Agreement,
                                    Visteon's pension obligation to Ford and the balance of the Visteon Pension Account shall be reduced in accordance with Section 9 of Attachment A to the Assignment Agreement.

         3.02     ASSET TRANSFER-RETIREE HEALTH CARE AND LIFE INSURANCE
                  OBLIGATIONS.

         Visteon will pay to Ford an amount equal to the SFAS 106 APBO transferred to Ford with respect to the Transferred Employees to the extent the Transferred Employee is not assigned to a Visteon plant location under the terms of the Assignment Agreement. The amount shall be calculated in a manner that is consistent with the calculation of the pension asset transfer provided in
Section 3.01(b) above.

         3.03     SAVINGS PLANS.

         Visteon Employee contributions to the Visteon Investment Savings Plan for Hourly Employees (VISPHE) shall cease effective with the first pay period beginning after the Transition Date. Transferred Employees as of the Transition Date may commence pretax and after tax contributions up to an aggregate of 40% of base wages in the Ford Motor Company Tax Efficient Savings Plan for Hourly Employees ("TESPHE") beginning as of the first pay ending date after the Transition Date. Unless otherwise modified, the contribution elections that the Transferred Employee had in place under VISPHE shall be honored by the TESPHE.

         Transferred Employees may elect a direct rollover of their account balances in VISPHE to the TESPHE during a period beginning on the Transition Date and ending on January 9, 2004 ("Election Period"), unless a different period is agreed by the Parties. Outstanding VISPHE loan balances of Transferred Employees who elect a direct rollover of their account balance will be transferred to TESPHE.

         Contributions to TESPHE after the Transition Date and account balances of Transferred Employees who elect a direct rollover as described in the preceding paragraph will be mapped as provided in Schedule 3.03 to identical or substantially similar investment options if available under TESPHE. To the extent there is no identical or substantially similar investment option available under TESPHE, such account balances will be transferred to the TESPHE Interest Income Fund until redirected by the Transferred Employee. Investments in the VISPHE Visteon Stock Fund will be liquidated as of market close on the date the rollover election becomes effective and an amount equal to the realized cash will be invested in the TESPHE Interest Income Fund.

         Transferred Employees who do not elect a direct rollover to TESPHE may retain their account balances of $3,500 or more in VISPHE or withdraw them at any time after the Transition Date. VISPHE accounts with balances less than $3,500 will be distributed to the Transferred Employees who do not elect a direct rollover as described above. Transferred Employees with outstanding loan balances in VISPHE who elect to leave their account balances in VISPHE will be provided with coupon books for monthly loan repayments. Outstanding loans of Transferred Employees who receive a distribution from VISPHE will be defaulted and foreclosed unless repaid prior to distribution.

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                                     - 10 -

         After the Election Period, TESPHE will accept rollovers of eligible VISPHE distributions if so elected by the Transferred Employee on the same basis as TESPHE receives rollovers from other employer's qualified defined contribution plans. For avoidance of doubt, after the Election Period, TESPHE will not accept a rollover of any loan and the rollover distribution will not be mapped as provided in Schedule 3.03.

Ford and Visteon agree to use their best efforts to request and obtain any approvals necessary from the Internal Revenue Service and to make any amendments to their plans and trusts as may be necessary or appropriate to effect the transfers contemplated by these provisions. Visteon shall give notice to VISPHE plan participants of any applicable black-out period to the extent required under federal law.

         3.04     HEALTH BENEFITS.

         Transferred Employees as of the Transition Date shall be eligible for the Ford-UAW HSMDDV Program effective as of the Insurance Conversion Date. Such employees shall be subject to the Ford waiting period for such coverages but Visteon service will be counted towards the waiting period. The Ford-UAW alternative plans shall be available to Transferred Employees based on such employee's zip code of residence or work zip code. Visteon shall continue coverage for Transferred Employees under the Visteon-UAW HSMDDV Program until the Insurance Conversion Date.

         3.05     LIFE INSURANCE PROGRAMS.

                  (a)      COMPANY PAID LIFE INSURANCE COVERAGE.

                           Transferred Employees as of the Transition Date shall be eligible for coverage through the Ford-UAW Group Life Insurance Program effective as of the Insurance Conversion Date. Transferred Employees shall be required to execute a new beneficiary designation form, as required by Ford's plan administrator. In the event of a death prior to receipt of a new beneficiary designation form, Ford shall use the last beneficiary form of record under the Visteon-UAW Group Life Insurance Program. Visteon shall continue coverage for Transferred Employees under the Visteon-UAW Group Life Insurance Program until the Insurance Conversion Date.

                  (b) EMPLOYEE PAID OPTIONAL LIFE INSURANCE COVERAGE, DEPENDENT GROUP LIFE INSURANCE AND OPTIONAL ACCIDENT INSURANCE.

                           Payroll deduction of premiums for optional life insurance coverage, dependent group life insurance coverage and optional accident insurance coverage under the Visteon employee paid optional insurance programs shall cease the day prior to the Insurance Conversion Date. Transferred Employees shall have current Visteon coverage amounts continued under the Ford optional life insurance program, the dependent group life insurance

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                                     - 11 -

                           program and the optional accident insurance program with coverage to be effective on the Insurance Conversion Date. Transferred Employees shall be required to execute a new beneficiary designation form, as required by Ford's plan administrator, in the case of optional life coverage. In the event of a death prior to receipt of a new beneficiary designation form, Ford shall use the last beneficiary form of record under the Visteon employee paid optional life insurance program.

                  (c)      ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

                           Visteon shall continue coverage for Transferred Employees under the Visteon-UAW Accidental Death and Dismemberment Insurance Program until the Insurance Conversion Date. Transferred Employees as of the Transition Date shall be eligible for coverage through the Ford-UAW Accidental Death and Dismemberment Insurance Program effective as of the Insurance Conversion Date. In the event of accidental death, Ford shall use the beneficiary designated under the Ford-UAW Life Insurance Program.

                  (d)      SEAT BELT USER PROGRAM

                           Transferred Employees shall be eligible for coverage through the Ford Safety Belt User Program for accidents that occur on or after the Insurance Conversion Date. If the accident occurs prior to the Insurance Conversion Date, but the loss of life occurs after the Insurance Conversion Date, Visteon shall be responsible for payment of any benefit under the Visteon Safety Belt User Program.

         3.06     DISABILITY INSURANCE PROGRAMS.

         Transferred Employees as of the Transition Date shall be eligible for coverage through the Ford-UAW Disability Insurance Program (Accident and Sickness Insurance and Extended Disability Benefits) effective as of the Insurance Conversion Date. Visteon shall continue coverage for Transferred Employees under the Visteon-UAW Disability Insurance Program (Accident and Sickness Insurance and Extended Disability Benefits) until the Insurance Conversion Date.

         3.07     SUB/GIS.

         Transferred Employees employed on or after the Transition Date shall be covered under the Ford-UAW SUB Plan and GIS Program assuming they meet Ford's eligibility requirements for coverage. Inactive Visteon Employees who attempt to return to work at Ford from workers' compensation leave or long term disability leave with no restrictions but who cannot otherwise be placed at work shall be covered under the Ford-UAW SUB Plan and GIS Program assuming they meet Ford's eligibility requirements for coverage.

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                                     - 12 -

         3.08     UAW-FORD LEGAL SERVICES PLAN.

         Cases opened prior to the Transition Date shall be completed under the Visteon CBA. Cases opened on or after the Transition Date shall be completed under the Ford CBA.

                                   ARTICLE IV

                             OTHER EMPLOYEE MATTERS

         4.01     WORKERS' COMPENSATION (W.C.).

         All claims and liabilities, which relate to injuries affecting Transferred Employees that occur on or after the Transition Date shall be processed under the Ford self-insured W.C. Program. All claims and liabilities which relate to injuries affecting Transferred Employees Which occurred prior to the Transition Date shall be processed to conclusion under the Visteon self insured W.C. Program.

         4.02     PROFIT SHARING.

         Transferred Employees shall become eligible to participate in the Profit Sharing Plan for Hourly Employees of Ford Motor Company ("Ford Profit Share Plan") on or after the Transition Date, but shall receive a profit share for the entire calendar year 2003 based on Ford profits, if any, for 2003. Any profit share payable under the Ford Profit Share Plan shall be payable to the extent and according to the timing specified in the Ford Profit Share Plan. Visteon shall reimburse Ford for the cost of the 2003 profit share payments under the terms of the Assignment Agreement, even with respect to any Transferred Employees who are not currently assigned to Visteon locations under the Assignment Agreement at the time the profit share payment is paid. In addition, Ford shall pay a prorated Ford profit share in respect of any Visteon employee who died during 2003, with the cost to be recovered from Visteon through the Assignment Agreement.

         4.03     VEHICLE PURCHASE PLAN.

         On or after the Transition Date, Transferred Employees shall be eligible to participate in the Ford Vehicle Purchase and Assignment Plans applicable to Ford-UAW hourly employees. To the extent sales were entered into prior to the Transition Date, they shall be completed under the terms of the Visteon CBA.

         4.04     FAMILY SUPPORT, GARNISHMENTS AND LEGAL HOLDS.

                  (a)      FAMILY SUPPORT.

                           Ford shall notify governmental agencies in advance of the Transition Date of the change of employer in order that such agencies may refile with Ford.

                  (b)      GARNISHMENTS.

                           Neither Visteon nor Ford shall notify any creditor of a Transferred Employee of the change of employer. A Visteon Employee or a Transferred Employee may notify his or her creditor of the change of employer.

                  (c)      LEGAL HOLDS.

                           Ford shall Inform the applicable courts in advance of the Transition Date of the change of employer and the need to refile with Ford.

         4.05     EMPLOYEE WAGE AND BENEFIT LIABILITIES

         Visteon shall pay, discharge and be responsible for (i) all wages and other compensation arising out of or relating to the employment of the Transferred Employees prior to the Transition Date; (ii) any benefits arising under Visteon employee benefit plans and programs relating to claims incurred or events that took place prior to the Transition Date, including benefits with respect to claims incurred prior to the Transition Date but reported after the Transition Date; and (iii) workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind whatsoever with respect to injuries incurred prior to the Transition Date, regardless of when reported.

         Ford shall pay, discharge and be responsible for (i) all wages and other compensation arising out of or relating to the employment of the Transferred Employees on or after the Transition Date; (ii) any benefits arising under the Ford CBA applicable to Transferred Employees relating to claims incurred or events that took place on or after the Transition Date with respect to insurance claims; and (iii) workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind whatsoever with respect to injuries incurred after the Transition Date.

         4.06     COMMUNICATIONS

         No communication to or with respect to Visteon Employees covering the transactions contemplated by this Agreement shall be released without the mutual agreement of Visteon and Ford.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.01     INDEMNITY.

         Ford shall indemnify Visteon against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against Visteon) incurred or suffered by Visteon arising out of (i) breach of any agreement made by Ford hereunder; (ii) employment claims of Transferred Employees based on conditions or actions of Ford which arise or take place subsequent to the Transition Date; or (iii) any claim by Transferred Employees (or their dependents or beneficiaries), arising out of or in connection with the operation, administration, funding or termination of any of Ford's employee benefit plans or programs applicable to Transferred Employees after the Transition Date, including, without limitation, claims made to the to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor ("DOL"), or Internal Revenue Service ("IRS").

         Visteon shall indemnify Ford against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against Ford) incurred or suffered by Ford arising out of (i) breach of any agreement made by Visteon hereunder; (ii) employment claims of Transferred Employees whenever made based on conditions or actions of Visteon which arose or took place prior to the Transition Date; or
(iii) any claim by Transferred Employees (or their dependents or beneficiaries), arising out of or in connection with the operation, administration, funding or termination of any of Visteon's employee benefit plans or programs applicable to Transferred Employees prior to the Transition Date or in connection with the operation and administration of any such plans on or after the Transition Date, including, without limitation, claims made to the PBGC, the DOL or IRS.

         5.02     PROCEDURE FOR INDEMNITY.

         The procedure for indemnification under this Article V shall be the same procedure set forth in Section 7(c) through (j) of the Master Transfer Agreement between Ford and Visteon dated April 1, 2000.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01     TERMINATION.

         This Agreement may be terminated at any time before the Transition Date, without liability on the part of any Party hereto exercising such right of termination, by the mutual consent of the Parties as evidenced by an instrument in writing.

         6.02     NO THIRD-PARTY BENEFICIARIES.

         No provision of this Agreement is intended or shall be construed to confer upon any person other than the Parties hereto any rights or remedies of any nature or kind whatsoever, including but not limited to Transferred Employees.

         6.03     AMENDMENTS.

         No amendment to this Agreement will be binding upon either Party unless it is in writing and is signed by a duly authorized representative of each Party. This Agreement supercedes any prior agreements between the Parties concerning the subject matter herein.

         6.04     WAIVERS AND EXTENSIONS.

         Either Party to this Agreement may waive any right, breach, or default, which such Party has the right to waive, provided that such waiver will not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

         6.05     TITLES AND HEADINGS.

         Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

         6.06     SCHEDULES.

         Each of the Schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

         6.07     ASSIGNMENT.

         This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns, but no rights, interests or obligations of either Party herein may be assigned without the prior written consent of the other, which consent shall not be unreasonably withheld.

         6.08     SEVERABILITY.

         If any provision of this Agreement, or portion thereof, is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such provision, or portion thereof, shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

         6.09     GOVERNING LAW.

         This Agreement will be construed and enforced in accordance with the laws of the State of Michigan, excluding its conflict of laws rules. Each Party consents, for purposes of enforcing this Agreement, to personal jurisdiction, service or process and venue in any state or federal court within the State of Michigan having jurisdiction over the subject matter. The Parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if otherwise applicable.

         6.10     NOTICES.

         Any notice under this Agreement must be in writing (letter, facsimile) and will be effective when received by the addressee at its address indicated below. The Parties by notice may designate other addresses to which notices will be sent.

         If to Ford:

         Ford Motor Company
         Office of the Secretary
         One American Road
         11th Floor World Headquarters
         Dearborn, Michigan 48126-2798
         Fax:(313)248-7036

         If to Visteon:

         Visteon Corporation
         One Parklane Boulevard, Ste. 728 East
         Dearborn, Michigan 48126
         Attention: General Counsel
         Fax:(313)755-2342

All such notices and communications hereunder shall be deemed given when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities, or the signed acknowledgment of the receipt of the person to whom such notice or communication shall have been addressed, or facsimile transmission answerback, as applicable.

         6.11     FORCE MAJEURE.

         If the failure of any Party hereto to fulfill its obligations within the time periods set forth in this Agreement arises because of circumstances such as acts of God, acts of government, floods, fires, explosions accidents, strikes or other labor disturbances, wars, civil insurrection, sabotage terrorist action, nuclear or environmental disaster or other similar circumstances wholly outside the control of the defaulting Party (collectively, "Force Majeure Event"), then such failure shall be excused hereunder for the duration of such Force Majeure Event.

         6.12     TIME OF THE ESSENCE.

         Time is strictly of the essence in the performance of every covenant, obligations or promise set forth in this Agreement.

         6.13     DISPUTE RESOLUTION.

         If a dispute arises between the Parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including but not limited to damages, hereunder; provided, however, that a Party may seek injunctive relief from a court where appropriate solely for the purpose of maintaining the status quo while this procedure is being followed:

         (a) The Parties promptly shall hold a meeting of the Governance Council to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided, however, that no Party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled.

         (b) If the Parties are unable to negotiate a mutually satisfactory resolution as provided above, any Party may so notify the other. In that event, the Parties agree to participate in good faith in mediation of the dispute. Such mediation shall conclude no later than forty-five (45) days from the date that the mediator is appointed. If the Parties are not successful in resolving the dispute through mediation, then the Parties agree to submit the matter to binding arbitration before a sole arbitrator in accordance with the CPR Rules for Non-Administered Arbitration. Within five business days after the selection of the arbitrator, each Party shall submit its requested relief to the other Party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of the discovery, each Party shall again submit to the arbitrator its requested relief (which may bemodified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one Party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one Party's requested relief as to certain claims or counterclaims and the other Party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other Party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator will enter a final ruling that adopts in whole such requested relief. The arbitrator will limit the arbitrator's final ruling to selecting the entire requested relief the arbitrator considers the most appropriate from those submitted by the Parties.

         (c) Mediation and, if necessary, arbitration shall take place in the City of Dearborn, Michigan unless the Parties agree otherwise or the mediator or the arbitrator selected by the Parties orders otherwise. Punitive or exemplary damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

6.14     COUNTERPARTS.

         This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

         IN WITNESS WHEREOF, Ford and Visteon have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

FORD MOTOR COMPANY                             VISTEON CORPORATION

By:        /s/ Don Leclair                     By:     /s/ Daniel R. Coulson
    -----------------------------                  -----------------------------

Title: Group Vice President & CFO              Title: Executive Vice President &
                                                      Chief Financial Officer

Date:         12/19/03                         Date:          12/19/03